CUSHING MUTUAL FUNDS TRUST

POWER OF ATTORNEY

That each of the undersigned trustees of Cushing Mutual Funds Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), do constitute and appoint John H. Alban and Matt Calabro as true and lawful attorneys and agents, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-1A, including any post-effective amendments thereto, and any other filings in connection therewith, and to file the same under the Securities Act of 1933 Act, as amended, or the Investment Company Act of 1940, as amended, or otherwise, including the registration or offering of shares of beneficial interest of the Trust, and any series or class thereof; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 29th day of March, 2022.

/s/ Andrea N. Mullins
Andrea N. Mullins Trustee